EXHIBIT 4.3.10







                        OPTION AGREEMENT



     This Agreement, dated as of December 21, 1993 by and between CALIFORNIA-RELCO LIMITED PARTNERSHIP TRUST (the "Optionor"), and STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee (the "Optionee") for PMCC Leasing Corporation under the Trust Agreement dated as of December 21, 1993.


                       R E C I T A L S :

     WHEREAS, reference is made to that certain Participation Agreement dated as of the date hereof (the "Participation Agreement") among Smith's Food & Drug Centers, Inc., as Lessee, PMCC Leasing Corporation, as Owner Participant, Philip Morris Capital Corporation, as Owner Participant Parent, the Optionee, the Optionor, Wilmington Trust Company, not in its individual capacity, except as expressly stated in the Participation Agreement, but solely as Indenture Trustee, Pass Through Trustee and Remainderman Trustee under the Remainderman Trust Agreement, California-Relco Limited Partnership, as Remainderman Participant, and Bank of America, National Trust and Savings Association, as Initial Noteholder. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in Appendix A to the Participation Agreement.

     WHEREAS, Optionor is the owner of fee simple estates in those certain parcels of Land (such parcels of Land are more particularly described in Exhibit A annexed hereto) subject to the Estates for Years (collectively, the "Remainderman Interests") expiring January 2, 2019; and

     WHEREAS, Optionee is (i) the owner of the Estates for Years and (ii) the owner in fee simple of the Improvements on the Properties
(collectively, the "Optionee Interests"); and

     WHEREAS, the Properties are comprised solely of the Optionee Interests and the Remainderman Interests and are subject to the Leases, under which Optionee is the lessor; and

     WHEREAS, Optionee may wish to lease from Optionor all or a portion of the Land upon the Estate for Years Expiration Date and Optionor is willing to lease all or a portion of its right, title and interest therein to Optionee and has agreed to grant to Optionee an option to lease the Land at such times and upon the conditions as hereinafter set forth; and

     WHEREAS, Optionee may wish to purchase from Optionor all or a portion of the Land and Optionor is willing to grant to Optionee an option to purchase the Land at the times and upon the conditions as hereinafter set forth.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby mutually covenanted and agreed by and between Optionor and Optionee as follows:

     1.   Grant of Option.

     Optionor hereby grants to Optionee the exclusive and irrevocable options (the "Option") (a) to lease from Optionor one or more parcels of the Land in each case pursuant to a ground lease (the "Ground Lease") substantially in the form attached as Exhibit B to the Participation Agreement, the term of which will commence on the Estate for Years Expiration Date, and shall expire as provided for herein, and (b) to purchase one or more parcels of the Land on the terms set forth herein. The purchase price for the Option shall be the Option Amount.

     2.   Exercise.

     (a) If Lessee extends the Lease Term of the Leases for the first Fixed-Rate Renewal Term as set forth in Section 12(a) of each Lease, and unless Optionee has exercised the Purchase Option set forth in Section 6 hereof, the Option to enter into the Ground Lease with respect to the Related Property will be deemed to have been exercised, without the need for any action on the part of Optionee or Optionor. Optionee agrees to give Optionor notice of the extension for the first Fixed-Rate Renewal Term of the Leases by Lessee promptly after Optionee receives any notice of extension from Lessee, and to deliver promptly two (2) counterparts of the Ground Lease with respect to each parcel of the Land executed and acknowledged by Optionee to Optionor, provided, that failure by Optionee to give such notice will not affect the rights of Optionee hereunder.

     (b) If Optionee desires to exercise the Option to enter into the Ground Lease as to any parcel of Land and Section 2(a) is not applicable, Optionee must exercise such Option by sending written notice to Optionor no later than one hundred eighty (180) days prior to the Estate for Years Expiration Date (the "Option Expiration Date") accompanied by two (2) counterparts of the Ground Lease pertaining to such Land executed by Optionee. Subject to the following sentence, failure of the Optionee to give such notice on or prior to the Option Expiration Date shall cause the Option to expire. Optionor shall give Optionee a reminder notice (the "Reminder Notice") of the Option Expiration Date not more than twelve (12) months prior to the Option Expiration Date; provided, however, that if Optionor fails to give such Reminder Notice by the date which is sixty (60) days prior to the Option Expiration Date, the Option Expiration Date shall be extended to the date which is sixty (60) days after the date Optionee receives the Reminder Notice; and further, provided, however, that if, pursuant to the terms of this sentence, the Option, as so extended, expires without being exercised, then Optionor may require Optionee to lease the Property from Optionor pursuant to the terms of the Ground Lease for a period of time (the "Remainder Term") commencing immediately upon expiration of the Estate for Years and ending upon the earlier to occur of
(i) Optionee's written waiver of its right to exercise the Option and (ii) 11:59 p.m. on the date the Option, as so extended, expires. During the Remainder Term, Optionee will pay rent, if any, monthly in arrears at the rate set forth in the Ground Lease, pro rated for the number of days in the Remainder Term (and payable on the last day of a month), and notwithstanding any provision to the contrary in the Ground Lease, Optionee will not be permitted to renew the Ground Lease at the expiration of the Remainder Term.

     (c) As to each parcel of the Land, in the event that the Option to enter into the Ground Lease is not deemed to be exercised pursuant to
Section 2(a) or Optionee fails to exercise either the Option to enter into the Ground Lease or the Option to purchase the Remainderman Interests pursuant to Article 6 hereof, all of Optionee's right, title and interest in and to the Optionee Interests in respect of such Land shall terminate and automatically and without further consideration vest on the Estate for Years Expiration Date in Optionor. Optionee agrees, upon request of Optionor, to execute and deliver to Optionor such documents in recordable form as Optionor may reasonably require to confirm the foregoing.

     3.   Title.

     The Optionor covenants to cause title to the Land on the commencement of the term of the Ground Lease to be subject only to Permitted Liens.

     4.  The Ground Lease Terms.

     Upon the exercise by Optionee of the Option to enter into the Ground Lease with respect to the Land and receipt by Optionor of the executed and acknowledged counterparts of the Ground Lease for each of the Properties, Optionor agrees to execute and acknowledge and promptly return a counterpart copy of the Ground Lease to Optionee. Failure to execute and acknowledge the Ground Lease prior to the Estate for Years Expiration Date shall not affect Optionee's right to obtain the leasehold estate in the Land on said date under the terms set forth herein and in the Ground Lease and to continued possession of the Land and the Improvements.

     The basic terms of the Ground Lease shall be as follows:

     Term: The Term will commence on the Estate for Years Expiration Date and will terminate on the seventy-fifth (75) anniversary of the Estate for Years Expiration Date, provided, that the Optionee may elect to terminate the Term at any time after the termination of the Lease Term upon not less than six (6) months prior written notice to Optionor.

     Ground Rent: Ground Rent will be payable semi-annually in arrears on January 2 and July 2 of each year in an amount equal to the amounts set forth on Schedule 1 hereto.

     5.  Recordation of Ground Lease.

     The Ground Lease or a memorandum thereof may be recorded by either Optionor or Optionee in the appropriate public office or offices in the county where the Land is located so as to constitute notice to third parties of the contents of the Ground Lease. The party causing or requiring the Ground Lease, any memorandum thereof, any sublease or assignment or memorandum thereof to be recorded shall pay any recordation, transfer, or other tax or fee whatsoever incident to such recordation.

     6.  Purchase Option.

     Optionor hereby grants to Optionee an irrevocable option to purchase on the Estate for Years Expiration Date (or at any time, in the event of the bankruptcy of Optionor or if Optionor is in default under any Transaction Document), the Related Remainderman Interest, subject to the Related Lease if such Lease remains in effect at such time, with six (6) months written notice to Optionor of Optionee's intention to do so (or on five (5) days notice in the event of a bankruptcy of Optionor or a default by Optionor under any Transaction Document). The purchase price to be paid on exercise of this option shall be the Fair Market Sales Value of the Related Remainderman Interest. In the event Optionor and Optionee are unable to agree upon such Fair Market Sales Value, the same shall be determined by the Appraisal Procedure, provided, that the terms "Optionor" and "Optionee" shall replace the terms "Lessee" and "Owner Participant", respectively, set forth in the definition thereof.

     In making a determination of such Fair Market Sales Value, the appraisers shall value the Related Remainderman Interest, considered as encumbered by the Related Ground Lease, the Tripartite Agreement and this Option Agreement. If Optionee purchases the Related Remainderman Interest following a bankruptcy or breach of any Transaction Document by Optionor, Optionee will pay to Optionor Optionee's estimate of Fair Market Sales Value, and after Fair Market Sales Value is determined under the preceding paragraph, the purchase price will be adjusted to reflect such Fair Market Sales Value.

     On the closing date fixed for the purchase of the Related Remainderman Interest with respect to any Property, Optionee shall pay to Optionor, in lawful money of the United States, the Fair Market Sales Value of such Related Remainderman Interest and Optionor shall execute and deliver to Optionee a good and sufficient grant deed, assignment and/or other instruments as may be appropriate, in recordable form reasonably acceptable to Optionee, which shall transfer Optionor's interest in the Related Remainderman Interest.

     Optionor shall pay any and all taxes and fees at that time customarily paid by the seller in a real estate transaction in the area where the applicable Property is located and Optionee shall pay all fees at that time customarily paid by the purchaser.

     The Optionor covenants to cause title to the Related Remainderman Interest to be subject only to Permitted Liens.

     7.  Default Under Mortgage.

     In the event that Optionee defaults under any mortgage or deed of trust encumbering any of the Properties, Optionor agrees that Optionee's rights hereunder, including the Related Option, may be exercised by Optionee's mortgagee or the beneficiary of such deed of trust and their respective assigns or by any purchaser or transferee of the applicable Property at a foreclosure sale or in lieu of foreclosure or pursuant to a plan or reorganization under the Bankruptcy Code in the same manner as if exercised by Optionee hereunder. Optionor hereby acknowledges that Optionee's rights hereunder have been assigned to the Indenture Trustee pursuant to the Indenture and the Supplemental Indentures.

     8.  Broker.

     The parties warrant and represent to each other that no broker or finder brought about this Agreement.

     9.  Governing Law.

     This Agreement shall be interpreted and governed by the laws of the State of California.

     10.  Notices.

     All notices and other instruments given or delivered pursuant to this Agreement shall be delivered pursuant to the Participation Agreement, if to the Optionee, in accordance with notices to be delivered to the Owner Trustee in Section 13.1 of the Participation Agreement, and if to the Optionor, in accordance with notice to be delivered to the Remainderman under Section 13.1 of the Participation Agreement.

         11.  Amendment.

         This Agreement cannot be modified in any way except by written instrument signed by Optionor and Optionee.

         12.  Captions.

         The captions to the Paragraphs are used for convenience only and shall not be construed to modify, limit or expand any of the terms hereof or otherwise affect the obligations of the parties hereto.

         13.  Successors and Assigns.

         Optionor and Optionee shall each have the right to assign its rights hereunder in connection with any sale or transfer of its interest in the Properties as permitted by the Transaction Documents. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, administrators, successors, assigns and grantees.

              14.               Rule Against Perpetuities, etc.

         If any Option under this Agreement would, in the absence of the limitation imposed by this Article 14, be invalid or unenforceable as being in violation of the rule against perpetuities or any other rule of law relating to the vesting of an interest in property or the suspension of the power of alienation of property, then any option of Optionee hereunder shall be exercisable by Optionee only during the period which shall end 20 years and 6 months after the date of death of the last survivor of the descendants of Joseph P. Kennedy, deceased father of the late President John F. Kennedy, alive on the date of the execution and delivery of this Agreement.

         15. Certificates of Compliance. Upon the request of any party, not more frequently than annually, each party to this Agreement will deliver to the other party a certificate signed by an officer or general partner of such party certifying that such party is in full compliance with the terms and conditions of this Agreement.

         16. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original and together shall constitute one and the same instrument.

         17. Nature of Obligations. The obligations hereunder are covenants running with the Land and are superior to any subsequent encumbrance or transfer of the Land.

         18. Further Assurances. Each of the parties hereto agrees to execute, acknowledge, deliver and/or file such further certificates, instruments, or documents, and to do all such further acts and things, as may be required by Applicable Law, or as may reasonably be necessary or advisable to carry out the intents and purposes of and the transactions contemplated by this Agreement.

         19. No Waiver. No waiver or any provision of this Agreement shall be effective unless it is in writing, signed by the party against whom it is asserted and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver.

         20. Recordation. The parties hereto agree that, if required or requested by any of them, this Agreement shall be recorded in the office of the clerks of the counties in which the Properties are located.

         21. Concerning the Trustee. State Street Bank and Trust Company of California, National Association, is entering into this Option Agreement not in its individual capacity but solely as Owner Trustee under the Trust Agreement. Each of the obligations of the Trust herein are made solely for the purpose of binding the Trust, and State Street Bank and Trust Company of California, National Association, in its individual capacity shall have no liability whatsoever with respect thereto.

         IN WITNESS WHEREOF, the parties have executed this Option Agreement as of the day and year first above written.


                                STATE STREET BANK AND TRUST COMPANY OF
                                CALIFORNIA, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee


                                By:/s/W. Jeffrey Kramer
                                Name:
                                Title:



                                CALIFORNIA-RELCO LIMITED PARTNERSHIP TRUST, as Remainderman


                                     By:William J. Wade, not in his
                                     individual capacity, but solely as
                                     Trustee




                                By:/s/William J. Wade
                                               William J. Wade



State of New York               )
                                )
County of New York              )


          On December 27, 1993 before me, Rodney F. Felder, Notary Public, personally appeared W. Jeffrey Kramer personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Witness my hand and official seal



/s/Rodney F. Felder
        SIGNATURE                                           [seal]


State of New York               )
                                )
County of New York              )


          On December 28, 1993 before me, Barbara A. Wheeler, Notary Public, personally appeared William J. Wade, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity, and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Witness my hand and official seal



/s/Barbara A. Wheeler
        SIGNATURE                                           [seal]